Exhibit 24
POWER OF ATTORNEY
I, the undersigned Director or Officer of Rockwell Automation, Inc., a Delaware corporation (the Company), hereby appoint REBECCA W. HOUSE and PATRICK P. GORIS, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below,

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and any amendments thereto;

2.	any and all amendments (including supplements and post-effective amendments) to

a)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2012 Long-Term Incentives Plan (Registration Nos. 333-180557 and 333-209706);

b)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2008 Long-Term Incentives Plan (Registration Nos. 333-150019 and 333-165727);

c)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2000 Long-Term Incentives Plan (Registration Nos. 333-38444 and 333-113041);

d)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 1165(e) Plan (Registration Nos. 333-157203 and 333-205022);

e)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s Retirement Savings Plan (Registration Nos. 333-184400 and 333-149581)

f)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s 2003 Directors Stock Plan (Registration No. 333-101780); and

3.	any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-24685) registering

a)
certain shares of Common Stock acquired by permitted transferees upon the exercise of transferable options assigned to them by certain participants in the Company’s 1988 Long-Term Incentives Plan in accordance with that Plan;

b)
the offer and resale by any such permitted transferee who may be deemed to be an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Common Stock so acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option; and

4.
any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-202013) registering an indeterminate amount of debt securities of the Company in one or more series.

Signature	Title	Date

/s/ Blake D. Moret	President and Chief Executive Officer (principal executive officer) and Director	November 1, 2017
Blake D. Moret

/s/ Keith D. Nosbusch	Chairman of the Board	November 1, 2017
Keith D. Nosbusch

/s/ Betty C. Alewine	Director	November 1, 2017
Betty C. Alewine

/s/ J. Phillip Holloman	Director	November 1, 2017
J. Phillip Holloman

/s/ Steven R. Kalmanson	Director	November 1, 2017
Steven R. Kalmanson

/s/ James P. Keane	Director	November 1, 2017
James P. Keane

/s/ Lawrence D. Kingsley	Director	November 1, 2017
Lawrence D. Kingsley

/s/ Willam T. McCormick, Jr.	Director	November 1, 2017
William T. McCormick, Jr.

/s/ Donald R. Parfet	Director	November 1, 2017
Donald R. Parfet

/s/ Lisa A. Payne	Director	November 1, 2017
Lisa A. Payne

/s/ Thomas W. Rosamilia	Director	October 30, 2017
Thomas W. Rosamilia

/s/ Patricia A. Watson	Director	November 1, 2017
Patricia A. Watson

/s/ Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	November 1, 2017
Patrick P. Goris

/s/ Rebecca W. House	Senior Vice President, General Counsel and Secretary	November 1, 2017
Rebecca W. House

/s/ David M. Dorgan	Vice President and Controller (principal accounting officer)	November 1, 2017
David M. Dorgan